Exhibit 99.1

Kalera to Go Public on NASDAQ through Merger with Agrico Acquisition Corp.

●	Transaction to result in Kalera becoming a publicly listed company on NASDAQ and delisting from Euronext Growth Oslo exchange during Q2 2022.

●	This all-stock transaction creates a combined company with an equity value of approximately $375 million on a fully diluted pro forma basis, assuming no redemptions from Agrico’s shareholders.

●	Based on the common stock of Agrico Acquisition Corp. (“Agrico”) at $10 per share, the transaction implies an exchange ratio of 0.091 for existing Kalera shareholders.

●	In addition to shares of Agrico common stock, Kalera shareholders will receive one contractual Contingent Value Right per share of common stock that will entitle them to receive up to two stock payments upon the achievement of certain milestones. Each stock payment will consist of shares representing 5% of the fully diluted equity of Kalera at the date of completion of the Transaction.

●	Agrico currently has $146.6 million cash in trust.

●	New capital is expected to provide Kalera with flexibility to fuel next generation of farms in the US and international locations.

●	Kalera has already secured support agreements from shareholders representing approximately 45% of its outstanding shares.

●	Curtis McWilliams to lead Kalera as Interim CEO; current Kalera management team will continue to operate the business.

Orlando, FL and Houston, TX, January 31, 2022 – Kalera AS (“Kalera”), one of the preeminent leafy green vertical farming companies and a leader in plant science for producing high-quality produce in controlled environments, and Agrico Acquisition Corp., a special purpose acquisition company (SPAC), today jointly announced that they have entered into a definitive merger agreement. As a result, Kalera will transition from its current Euronext Growth Oslo listing to a publicly listed company with its common shares traded on the NASDAQ stock market.

Curtis McWilliams, Interim Chief Executive Officer of Kalera, said, “Kalera and Agrico together form a team with the expertise to bring Kalera’s fresh, clean and sustainable Local Living LettuceTM to consumers across the globe. A tremendous need exists for healthy, sustainable, and surprisingly affordable food. At Kalera, we believe we have a business model that can bring nourishment across the globe while reducing environmental impact.”

Brent De Jong, Chairman and Chief Executive Officer of Agrico, said “Kalera is already positioned as a leader in the vertical farming industry with its 10 facilities operating or construction nearly complete and Vindara, its seed business dedicated to controlled environments. The proposed merger with Agrico brings the necessary capital for Kalera to be the first leafy green vertical farm company to have a national footprint in the US and be able to reliably supply a national off-take contract while still being local. The Agrico team and its scaling experience will supplement an already strong Kalera management team and Board of Directors.”

Kalera’s current management team and recently appointed Interim CEO Curtis McWilliams will continue to oversee the business and use the transaction proceeds to further expand their global network of vertical farms. With four facilities operating and six more under construction, the company believes that the team is well on the path to achieving this vision.

Transaction Overview

●	Kalera and Agrico will merge to create a combined company that will be listed on NASDAQ.

●	The share exchange ratio implies a pro forma equity valuation of the combined company of $375 million on a fully diluted basis, assuming no redemptions by shareholders of Agrico.

●	If no public shareholders of Agrico exercise their redemption rights, existing Kalera equity holders will own approximately 52%, and Agrico shareholders would own approximately 42% of the issued and outstanding common stock of the combined company at closing. If some Agrico shareholders redeem their shares, Kalera shareholders would own a higher percentage of the combined company and Agrico shareholders would own a smaller percentage.

●	Kalera and/or Agrico may raise additional capital prior to the closing of the transaction.

●	The transaction, which has been approved by the boards of directors of both of Kalera and Agrico, is expected to close in the second quarter of 2022. The transaction remains subject to approval by both Agrico and Kalera shareholders, as well as other customary closing conditions.

Additional information about the proposed transaction, including a copy of the business combination agreement, will be provided in a Current Report on Form 8-K to be filed by Agrico with the Securities and Exchange Commission (the “SEC”).

Advisors:

BofA Securities acted as financial advisor to Kalera AS in connection with the transaction. Milbank LLP and Advokatfirmaet Thommessen AS acted as legal counsel to Kalera. FTI Consulting, and Maxim Group LLC acted as financial advisors to Agrico and Maples Group and Loeb & Loeb LLP acted as legal counsel for Agrico.

Investor Conference Call Information:

Kalera will host an investor conference call and webcast at 8:00 ET Wednesday, February 2, 2022, to discuss the proposed transaction. The event will include a presentation by Kalera & Agrico leadership followed by Q&A.

The link for the webcast and presentation will be available on the company’s website under Investors. https://kalera.com/investors/

Announcement includes inside information:

This announcement is considered to include inside information pursuant to the EU Market Abuse Regulation and is subject to the disclosure requirements pursuant to section 5-12 of the Norwegian Securities Trading Act. This announcement was published by Rune Damm at the date and time set out above.

About Kalera:

Kalera is a vertical farming company headquartered in Orlando, Florida. The company produces fresh, nutritious, and excellent tasting leafy greens with minimal environmental impact. It has spent several years optimizing plant nutrient formulas and developing an advanced automation and data acquisition system with Internet of Things, cloud, big data analytics and artificial intelligence. Kalera currently operates farms in Orlando (Florida), Atlanta (Georgia), Houston (Texas), and Kuwait. More information is available at https://www.Kalera.com/.

About Agrico:

Agrico Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC and has an emphasis on AgTech. The management team has substantial experience building platforms and scaling businesses around the world for more information please visit www.agrico.co. The information contained on, or accessible through, Agrico’s website is not incorporated by reference into this press release, and you should not consider it a part of this press release.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

This press release is being made in respect of the proposed business combination transaction involving Agrico and Kalera. The parties intend to file a registration statement on Form S-4 (or such other form as they might determine to be applicable) with the SEC, which will include a proxy statement for Agrico and Kalera shareholders and which will also serve as a prospectus related to offers and sales of the securities of the combined entity (“Pubco”). Agrico will also file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the stockholders of Agrico and Kalera, seeking required stockholder approval. Before making any voting or investment decision, investors and security holders of Agrico and Kalera are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, the documents filed with the SEC may be obtained free of charge from Agrico’s website at https://www.agrico.co/and from Kalera’s website at https://www.Kalera.com/.

Participants in the Solicitation

Agrico, Kalera and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders, in favor of the approval of the merger. Information regarding Agrico’s and Kalera’s directors and executive officers and other persons who may be deemed participants in the solicitation may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of Agrico or Kalera’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Agrico and/or Kalera. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by Agrico’s public shareholders; changes in the assumptions underlying Kalera’s expectations regarding its future business; the effects of competition on Kalera’s future business; and the outcome of judicial proceedings to which Kalera is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kalera and Agrico presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. Kalera and Agrico anticipate that subsequent events and developments will cause these assessments to change. However, while Kalera and/or Agrico may elect to update these forward-looking statements at some point in the future, each of Kalera and Agrico specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Kalera’s or Agrico’ (or their respective affiliates’) assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Eric Birge

ir@kalera.com

313-309-9500

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